As filed with the Securities and Exchange Commission on May 28, 2021
Registration No. 333-________

    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-41722
FORM S-8 REGISTRATION STATEMENT NO. 333-89394
FORM S-8 REGISTRATION STATEMENT NO 333-126017
FORM S-8 REGISTRATION STATEMENT NO. 333-121274
FORM S-8 REGISTRATION STATEMENT NO. 333-41720
FORM S-8 REGISTRATION STATEMENT NO. 333-123526
FORM S-8 REGISTRATION STATEMENT NO. 333-62000
FORM S-8 REGISTRATION STATEMENT No. 333-125945

UNDER
THE SECURITIES ACT OF 1933

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595 San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Pixelworks, Inc. 1997 Stock Incentive Plan
2000 Employee Stock Purchase Plan
2001 Nonqualified Stock Option Plan
Equator Technologies, Inc. 1996 Stock Option Plan, as amended
Christopher H. Basoglu Stand-Alone Stock Option Agreements
Richard E. Christopher Stand-Alone Stock Option Agreements
Michael Myhre Stand-Alone Stock Option Agreements
Ted Niday Stand-Alone Stock Option Agreements
John O-Donnell Stand-Alone Stock Option Agreements

(Full title of the plan)

Todd A. DeBonis
President and Chief Executive Officer
Pixelworks, Inc.
226 Airport Parkway, Suite 595
San Jose, California 95110
(Name and address of agent for service)

(408) 200-9200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Pixelworks, Inc., an Oregon corporation (the “Registrant”), is filing these Post-Effective Amendments (the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”), which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under:

•Registration Statement No. 333-41722 on Form S-8, filed with the Commission on July 19, 2000, pertaining to the registration of 5,602,320 shares of the Registrant’s common stock, par value $.001 per share (“Common Stock”) under the Registrant’s 1997 Stock Incentive Plan (the “1997 Plan”);
•Registration Statement No. 333-41720 on Form S-8, filed with the Commission on July 19, 2000, pertaining to the registration of 1,500,000 shares of Common Stock under the Registrant’s 2000 Employee Stock Purchase Plan (the “2000 Plan”);
•Registration Statement No. 333-62000 on Form S-8, filed with the Commission on May 31, 2001, pertaining to the registration of 2,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2001 Nonqualified Stock Option Plan (the “2001 Plan”);
•Registration Statement No. 333-89394 on Form S-8, filed with the Commission on May 30, 2002 pertaining to the registration of an additional 3,500,000 shares of Common Stock issuable pursuant to the 1997 Plan and the 2001 Plan;
•Registration Statement No. 333-121274 on Form S-8, filed with the Commission on December 15, 2004 pertaining to the registration of an additional 1,500,000 shares of Common Stock issuable pursuant to the 1997 Plan;
•Registration Statement No. 333-123526 on Form S-8, filed with the Commission on March 23, 2005 pertaining to the registration of an additional 200,000 shares of Common Stock issuable pursuant to the 2000 Plan;
•Registration Statement No. 333-125945 on Form S-8, filed with the Commission on June 17, 2005, pertaining to the registration of 1,264,213 shares of Common Stock under the Equator Technologies, Inc. 1996 Stock Option Plan, Christopher H. Basoglu Stand-Alone Option Agreements dated April 18, 2002, April 8, 2003, and November 11, 2003, Richard E. Christopher Stand-Alone Stock Option Agreements dated April 18, 2002, April 8, 2003, November 11, 2003 and September 15, 2004, Michael Myhre Stand-Alone Stock Option Agreement dated November 11, 2003, Ted Niday Stand-Alone Stock Option Agreements dated July 18, 2002, April 8, 2003, and November 11, 2003, John O-Donnell Stand-Alone Stock Option Agreements dated March 29, 2001, July 18, 2002, April 8, 2003 and November 11, 2003 (collectively, the “Equator Plans”).
•Registration Statement No. 333-126017 on Form S-8, filed with the Commission on June 21, 2005 pertaining to the registration of an additional 3,500,000 shares of Common Stock issuable pursuant to the 1997 Plan.

The Company is no longer issuing securities under the 1997 Plan, 2000 Plan, 2001 Plan or Equator Plans. In accordance with the undertakings made by Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, Registrant hereby removes from registration all of such securities of the Registrant registered but not yet sold or otherwise issued under the Registration Statements, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to the registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 28, 2021.
PIXELWORKS, INC.

By:	/s/ Todd A. DeBonis
Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Todd A. DeBonis and Elias N. Nader, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. DeBonis	President, Chief Executive Officer (Principal Executive Officer) and Director
Todd A. DeBonis		May 28, 2021

/s/ Elias N. Nader	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)
Elias N. Nader		May 28, 2021

/s/ Richard L. Sanquini	Chairman of the Board
Richard L. Sanquini		May 28, 2021

/s/ Amy Bunszel	Director
Amy Bunszel		May 28, 2021

/s/ C. Scott Gibson	Director
C. Scott Gibson		May 28, 2021

/s/ Daniel J. Heneghan	Director
Daniel J. Heneghan		May 28, 2021

/s/ David J. Tupman	Director
David J. Tupman		May 28, 2021